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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 20, 2004

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-496-58 (Commission File Number)	84-1602895 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Rights Offering

        On January 20, 2004, UnitedGlobalCom, Inc. ("United") issued a press release announcing the pricing and record date of its previously announced $1.0 billion rights offering. Under the terms of the offering, UGC will distribute to its stockholders of record at the close of business on Wednesday, January 21, 2004, the record date, transferable subscription rights to purchase up to $1.0 billion of shares of Class A, Class B and Class C common stock of UGC at a per share subscription price of $6.00. Each holder of record of Class A common stock will receive 0.28 Class A subscription rights for each share of Class A common stock of held by the holder on the record date. Each holder of record of Class B common stock will receive 0.28 Class B subscription rights for each share of Class B common stock of held by the holder on the record date. Each holder of record of Class C common stock will receive 0.28 Class C subscription rights for each share of Class C common stock of held by the holder on the record date. Liberty Media Corporation and its subsidiaries are the record holders of all of our Class B and Class C common stock.

        Each whole Class A right will entitle each holder of record to purchase one share of Class A common stock, each whole Class B right will entitle each holder of record to purchase one share of Class B common stock and each whole Class C right will entitle each holder of record to purchase one share of Class C common stock. In addition, each rightsholder who exercises all of its rights will be entitled to subscribe, at the same per share subscription price, for up to that number of shares of common stock that are not purchased by other holders of the same class of rights. The rights offering will expire at 5:00 p.m., New York City time, on February 6, 2004, unless UGC extends it. UGC has applied to list the rights on the Nasdaq National Market under the symbol "UCOMR".

        A copy of United's press release is included herewith as exhibit 99.1.

Amendment to Bank Facility

        On January 20, 2004, United issued a press release announcing that its wholly owned cable television operation, UPC Distribution Holding B.V. ("UPC Broadband"), has finalized an agreement with lenders under UPC Broadband's existing EUR 3.5 billion Senior Bank Facility (the "Bank Facility") to amend certain terms of the Bank Facility. The existing Bank Facility has been amended to permit the draw down of up to EUR 1.0 billion under a New Facility the proceeds of which will be used to fund scheduled amortization of Tranche B between December 2004 and December 2006. The New Facility will have a bullet repayment on June 30, 2009 and will have substantially the same terms as the existing Bank Facility. Subject to indebtedness permitted to fund additional acquisitions, the total size of the combined drawn Facilities will not exceed EUR 3.5 billion in aggregate. In addition, amendments have been agreed regarding the financial covenants, prepayment provisions, acquisitions and the acquisition basket, which are expected to provide UPC Broadband with greater flexibility going forward.

        A copy of United's press release and the agreements setting forth the amendments to the Bank Facility are included herewith as exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
10.1	Senior Secured Credit Facility, for UPC Broadband as borrower and TD Bank Europe Limited as facility agent and security agent.
10.2
Amendment and Restatement Agreement, between UPC Broadband and UPC Financing Partnership, as borrowers, and the companies listed in Schedule 1 thereto as guarantors with TD Bank Europe Limited and the Toronto Dominion (Texas), Inc. as facility agents, relating to a Credit Agreement, originally dated 26th October, 2000 (the "Amendment and Restatement Agreement").
10.3	Restated Credit Agreement, dated 26th October 2000, as amended and restated pursuant to the Amendment and Restatement Agreement.
99.1	Press release, dated January 20, 2004, of United announcing terms of rights offering.
99.2	Press release, dated January 20, 2004, of United regarding amendments to the Senior Bank Facility of UPC Broadband.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: January 21, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Senior Secured Credit Facility, for UPC Broadband as borrower and TD Bank Europe Limited as facility agent and security agent.
10.2
Amendment and Restatement Agreement, between UPC Broadband and UPC Financing Partnership, as borrowers, and the companies listed in Schedule 1 thereto as guarantors with TD Bank Europe Limited and the Toronto Dominion (Texas), Inc. as facility agents, relating to a Credit Agreement, originally dated 26th October, 2000 (the "Amendment and Restatement Agreement").
10.3	Restated Credit Agreement, dated 26th October 2000, as amended and restated pursuant to the Amendment and Restatement Agreement.
99.1	Press release, dated January 20, 2004, of United announcing terms of rights offering.
99.2	Press release, dated January 20, 2004, of United regarding amendments to the Senior Bank Facility of UPC Broadband.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX